EXHIBIT 21

SUBSIDIARIES OF U.S. BANCORP
(JURISDICTIONS OF ORGANIZATION SHOWN IN PARENTHESES)

USB Holdings, Inc. (Delaware)

U.S. Bank National Association (a nationally chartered banking association)

U.S. Bank Trust National Association (a nationally chartered banking association)

U.S. Bank National Association ND (a nationally chartered banking association)

U.S. Bank Trust Company, National Association (a nationally chartered banking association)

U.S. Bank Trust National Association SD (a nationally chartered banking association)

CC Management, Inc. (Nevada)

Elan Life Insurance Company (Arizona)

Firstar Trade Services Corporation (Wisconsin)

Miami Valley Insurance Company (Arizona)

Midwest Indemnity Inc. (Vermont)

Mississippi Valley Life Insurance Company (Arizona)

NOVA Candian Holdings Company (Delaware)

NOVA European Holdings Company (Delaware)

Quasar Distributors, LLC (Wisconsin)

U.S. Bancorp Asset Management, Inc. (Delaware)

U.S. Bancorp Fund Services, LLC (Wisconsin)

U.S. Bancorp Insurance and Investments, Inc. (Wyoming)

U.S. Bancorp Insurance Company, Inc. (Vermont)

U.S. Bancorp Insurance Services, LLC (Wisconsin)

U.S. Bancorp Insurance Services of Montana, Inc. (Montana)

U.S. Bancorp Investments, Inc. (Delaware)

U.S. Bancorp Licensing, Inc. (Minnesota)